EXHIBIT 99.2
CONTACT:
ABM Industries Incorporated
George B. Sundby
Executive Vice President and Chief Financial Officer
(415) 733-4000
ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE
SAN FRANCISCO — June 5, 2007 — The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high third quarter cash dividend of $0.12 per common share payable on August 6, 2007 to stockholders of record on July 5, 2007. This will be ABM’s 165th consecutive quarterly cash dividend, and is $0.01 (9.1%) above the $0.11 per share quarterly dividend rate declared and paid for the third quarter of 2006.
About ABM Industries
     ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2006 revenues in excess of $2.7 billion and more than 75,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security Services; ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
# # #